Exhibit 1.1

[_______________] Shares

ENFUSION, INC.

CLASS A COMMON STOCK (PAR VALUE $0.001 PER SHARE)

UNDERWRITING AGREEMENT

[__________], 2021

[•], 2021

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

as Representatives of the several Underwriters listed in Schedule I hereto

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York, 10282

Ladies and Gentlemen:

Enfusion, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC (“Morgan Stanley”) and Goldman Sachs & Co. LLC (“Goldman Sachs”) are acting as representatives (the “Representatives”) and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule III hereto severally propose to sell to the several Underwriters, an aggregate of [•] shares of the Class A common stock of the Company (par value $0.001 per share) (the “Firm Shares”), of which [•] shares are to be issued and sold by the Company and [•] shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule III hereto.

The Company and the Selling Shareholders also propose to issue and sell to the several Underwriters not more than an additional [•] shares of the Company’s Class A common stock (par value $0.001 per share) (the “Additional Shares”) of which [•] shares are to be issued and sold by the Company and [•] shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule III hereto, if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Class A common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Class A common stock (par value $0.001 per share) of the Company to be outstanding after giving effect to the sales contemplated hereby, together with the shares of Class B common stock, par value $[•] per share, of the Company (the “Class B Common Stock”), are hereinafter referred to as the “Common Stock.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-259635), including a preliminary prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this underwriting agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430A under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. For purposes of this Agreement, (a) except where otherwise provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

On the date hereof, the business of the Company is conducted through Enfusion Ltd. LLC, a Delaware limited liability company (“Enfusion LLC”), and its subsidiaries. In connection with the offering contemplated by this Agreement, the “Reorganization Transactions” (as such term is defined in the Registration Statement, the Time of Sale Prospectus and the Prospectus in the section titled “Organizational Structure”) were or will be effected prior to the Closing Date (as defined below), pursuant to which the Company will become a holding company and its principal asset will be a controlling equity interest in Enfusion LLC, and will operate and control all of its businesses and affairs through Enfusion LLC, as managing member.

The tax receivable agreement among the Company, Enfusion LLC, [•] and each member of Enfusion LLC party thereto (the “Tax Receivable Agreement”), the amended and restated limited liability company agreement of Enfusion LLC (the “LLC Agreement”), the exchange agreement among the Company, Enfusion LLC, and [•] and the other parties thereto (the “Exchange Agreement”) and the registration rights agreement among the Company and certain stockholders party thereto (the “Registration Rights Agreement”) are collectively referred to herein as the “Reorganization Transaction Documents.” All references to (x) “Subsidiaries” of the Company shall be understood to refer to subsidiaries (as defined in Rule 405 under the Securities Act) of the Company, including Enfusion LLC, after giving effect to the Reorganization Transactions and (y) properties of the Company or any of its Subsidiaries, shall be understood to refer to the properties of the Company or any of its Subsidiaries, including Enfusion LLC, after giving effect to the Reorganization Transactions.

1.Representations and Warranties of the Enfusion Parties. Each of the Company and Enfusion LLC (each, an “Enfusion Party” and collectively, the “Enfusion Parties”), jointly and severally represents and warrants to and agrees with each of the Underwriters that:

(a)The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.

(b)(i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement or as of the Closing Date and as of any Option Closing Date, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale

Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished consists of the information described as such in Section 11(c) below.

(c)The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if used after the effective date of this Agreement, will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus.

(d)Each Enfusion Party has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to,, singly or in the aggregate, have a material adverse effect on the Enfusion Parties and their Subsidiaries, taken as a whole and after giving effect to the Reorganization Transactions and the sale of the Shares (any such change, a “Material Adverse Effect”).

(e)Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, each Subsidiary of the Enfusion Parties has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; all of the issued shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f)This Agreement has been duly authorized, executed and delivered by each Enfusion Party.

(g)Each of the Reorganization Transaction Documents to which it is a party has been or, prior to the Closing Date, will be duly authorized, executed and delivered by each Enfusion Party and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute a valid and legally binding agreement of each Enfusion Party, as applicable, enforceable against each Enfusion Party, as applicable, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(h)Each Reorganization Transaction Document conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i)As of the Closing Date, the authorized capital stock of the Company will conform as to legal matters in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and upon consummation of the Reorganization Transactions, the capital stock of the Company will conform in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(k)Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights that have not been duly waived or satisfied.

(l)The execution and delivery by each Enfusion Party of, and the performance by each Enfusion Party of its obligations under, this Agreement and the Reorganization Transaction Documents will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except that in the case of clauses (i), (iii), and (iv) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or on the power and ability of the Company to perform its obligations under this Agreement; and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Enfusion Parties of their obligations under this Agreement and the Reorganization Transaction Documents, except such as may be required by the securities or Blue Sky laws of the various states or non-U.S. jurisdictions or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or the New York Stock Exchange in connection with the offer and sale of the Shares.

(m)There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n)There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement and the Reorganization Transaction Documents or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents to which the Company or any of its Subsidiaries is subject or by which the Company or any of its Subsidiaries is bound that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(o)Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p)Each of the Enfusion Parties is not, and immediately after giving effect to the Reorganization Transactions, the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q)To the Company’s knowledge, the Company and each of its Subsidiaries, taken as a whole, (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, as presently conducted and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

(r)There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as otherwise have been validly waived or complied with in connection with the issuance and sale of the Shares contemplated hereby.

(t)(i) None of the Company or any of its Subsidiaries or affiliates, or any director, officer, or employee thereof, or, to the knowledge of any Enfusion Party, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office)

(“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its Subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor any of its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(u)The operations of the Company and each of its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of any Enfusion Party, threatened.

(v)(i) None of the Company, any of its Subsidiaries, or any director, officer, or employee thereof, or, to the knowledge of any Enfusion Party, any agent, affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B)located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)The Enfusion Parties will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:

(A)to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, except pursuant to applicable licenses; or

(B)in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)The Company and each of its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions, except pursuant to applicable licenses.

(w)Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its Subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries, taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(x)The Company and its Subsidiaries do not own any real property. The Company and its Subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(y)(i) Except as disclosed in the Registration Statement, Time of Sale Prospectus, and the Prospectus, and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses; (ii) the Intellectual Property Rights owned by the Company and its Subsidiaries and, to the knowledge of any Enfusion Party, the Intellectual Property Rights licensed to the Company and its Subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the knowledge of any Enfusion Party, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company nor any of its Subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; (iv) to the knowledge of any Enfusion Party, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company; (v) neither the Company nor any of its Subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any Subsidiary of the Company have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or the applicable Subsidiary, and to the knowledge of any Enfusion Party no such agreement has been breached or violated; and (vii) the Company and its Subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.

(z) (i) The Company and its Subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (ii) neither the Company nor any of its Subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its Subsidiaries to permit reverse engineering of any proprietary software code or other technology owned by the Company or any of its Subsidiaries or (B) any proprietary software code or other technology owned by the Company or any of its Subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge.

(aa) (i) The Company and each of its Subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its Subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) of there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation.

(bb)The Company and each of its Subsidiaries have taken all reasonable technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its Subsidiaries’ businesses. Without limiting the foregoing, the Company and its Subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its Subsidiaries’ businesses (“Breach”). There has been no such Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.

(cc)No material labor dispute with the employees of the Company or any of its Subsidiaries exists, or, to the knowledge of any Enfusion Party, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a Material Adverse Effect.

(dd)The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

(ee)The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(ff)The financial statements included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated Subsidiaries and presents fairly in all material respects the information shown thereby. The pro forma financial statements and the related notes thereto included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(gg)Ernst & Young LLP, who have certified certain financial statements of the Company and its Subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the

Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(hh)The Enfusion Parties maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements included in the Time of Sale Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(ii)The Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, except in connection with the Reorganization Transactions.

(jj)The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed by them through the date of this Agreement or have requested extensions thereof (except where the failure to file would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(kk)From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(ll)The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(mm)As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished consists of the information described as such in Section 11(c) below.

2.Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents and warrants, severally and not jointly, to and agrees with each of the Underwriters that; provided that the representations and warranties in Sections 2(j) and (k) are only provided by HH ELL Investment LLC:

(a)This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b)The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, will not contravene (i) any provision of applicable law, or (ii) the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the case of clauses (i), (iii) and (iv) as would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Selling Shareholders to consummate the transactions contemplated by this

Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Shareholder of its obligations under this Agreement except (x) such as may have already been obtained or such as may be required by the Exchange Act or the rules and regulations thereunder or (y) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or foreign jurisdictions in connection with the offer and sale of the Shares (as to which such Selling Shareholder makes no representation).

(c)Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d)Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to Section 8-501 of the UCC.

(e)Such Selling Shareholder has delivered to the Representatives an executed lock-up agreement in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”).

(f)Such Selling Shareholder is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(g)(i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading except that the representations and warranties set forth in this paragraph are limited in all respects to statements or omissions made in reliance upon and in conformity with the information relating to such Selling Shareholder furnished to the Company in writing on or behalf of such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus, it being understood and agreed that for purposes of this Agreement, the only information furnished consists of the name of such Selling Shareholder, the number of offered shares and the address and other information with respect to such Selling Shareholder (excluding percentages) which appear in the Registration statement or the Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (with respect to each Selling Shareholder, the “Selling Shareholder Information”);

(h)

(i)None of such Selling Shareholder or any of its subsidiaries, or, to the knowledge of such Selling Shareholder, any director, officer, employee, agent, representative, or controlled affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:

(A)the subject of any Sanctions, or

(B)(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)Such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or

(B)in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)Such Selling Shareholder has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(iv)(a) None of such Selling Shareholder or any of its subsidiaries, or, to the knowledge of such Selling Shareholder, any director, officer, employee, agent, representative, or controlled affiliate thereof has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any Government Official in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (b) such Selling Shareholder and each of its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (c) neither the Selling Shareholder nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(v)The operations of such Selling Shareholder and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Shareholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Selling Shareholder, threatened.

(i)Such Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (ii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101.

(j)No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in the Cayman Islands or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein. A nominal stamp duty will be payable by HH ELL Investment LLC on this Agreement if it is executed in or brought to the Cayman Islands, or produced before a court in the Cayman Islands.

(k)Such Selling Shareholder has the power to submit, and pursuant to Section 20 has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 20), and has the power to designate, appoint and empower, and pursuant to Section 20, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

3.Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $[•] per share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares to be sold by all of the Selling Shareholders.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Seller agrees, severally and not jointly, to sell to the Underwriters the Additional Shares, of which [•] shares are to be issued and sold by the Company and [•] shares are to be sold by the Selling Shareholders, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule III hereto, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The

Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4.Terms of Public Offering. The Enfusion Parties and Selling Shareholders are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable. The Enfusion Parties and Selling Shareholders are further advised by the Representatives that the Shares are to be offered to the public initially at $[•] a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[•] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] a share, to any Underwriter or to certain other dealers.

5.Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•], 2021, or at such other time on the same or such other date, not later than [•], 2021, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Sellers in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [•], 2021, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6.Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the Company’s knowledge, threatened by the Commission;

(ii)neither the Company nor any of its Subsidiaries, nor its parent nor any affiliate has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii)there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus and the Prospectus that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus and the Prospectus.

(b)The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Enfusion Parties, to the effect set forth in Sections 6(a)(i) and 6(a)(ii) above and to the effect that the representations and warranties of the Enfusion Parties contained in this Agreement are true and correct as of the Closing Date and that the Enfusion Parties have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Goodwin Procter LLP (“Goodwin”), outside counsel for the Company, dated the Closing Date in form and substance reasonably satisfactory to the Representatives.

(d)The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Davis Polk & Wardwell LLP (“Davis Polk”), counsel for the Underwriters, dated the Closing Date in form and substance reasonably satisfactory to the Representatives.

(e)The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of each of Goodwin, Kirkland & Ellis LLP (“Kirkland”), and Walkers (Cayman) LLP (“Walkers”), respective counsel for the Selling Shareholders, dated the Closing Date in form and substance reasonably satisfactory to the Representatives.

With respect to Sections 6(c), 6(d) and 6(e) above, Goodwin and Davis Polk may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(e) above, each of Goodwin, Kirkland, and Walkers may rely upon an opinion or opinions of counsel for any Selling Shareholders and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in other documents and instruments; provided that (A) each such counsel for the Selling Shareholders is satisfactory to counsel for the Underwriters, (B) a copy of each opinion so relied upon is delivered to the Representatives and is in form and substance satisfactory to counsel for the Underwriters and of any such other documents and instruments shall be delivered to the Representatives and shall be in form and substance satisfactory to counsel for the Underwriters and (D) each of Goodwin, Kirkland, and Walkers shall state in their opinion that they are justified in relying on each such other opinion.

The opinion and negative assurance letter of Goodwin described in Sections 6(c) and 6(e), above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one of more of the Selling Shareholders, as the case may be, and shall so state therein.

(f)The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus

and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from the chief financial officer of the Company with respect to certain financial data contained in the Time of Sale Prospectus and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(h)The Lock-up Agreements between the Representatives and shareholders, officers and directors of the Company shall be in full force and effect on the Closing Date.

(i)On or prior to the Closing Date, the Reorganization Transactions shall have been completed in accordance with the applicable Reorganization Transaction Documents and as described in the Time of Sale Prospectus and the Prospectus.

(j)The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i)a certificate, dated the Option Closing Date and signed by an executive officer of each of the Enfusion Parties, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii)an opinion and negative assurance letter of Goodwin, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii)an opinion and negative assurance letter of Davis Polk, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv)an opinion and negative assurance letter of each of Goodwin, Kirkland, and Walkers, respective counsel for the Selling Shareholders, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Sections 6(b) and 6(e) hereof;

(v)a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(vi)a certificate dated Option Closing Date, in form and substance satisfactory to the Underwriters, from the chief financial officer of the Company, substantially, substantially in the same form and substance as the certificate furnished to the Underwriters pursuant to Section 6(g); and

(vii)such other documents as the Representatives may reasonably request with respect to the good standing of the Enfusion Parties, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7.Covenants of the Enfusion Parties. Each Enfusion Party, jointly and severally, covenants with each Underwriter as follows:

(a)To furnish to the Representatives, upon written request, without charge, 5 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b)Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d)Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, however¸ that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(h)To make generally available (which may be satisfied by filing with the Commission on its Electronic Data Gathering Analysis and Retrieval System) to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i)If any Seller is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (ii) proof of mailing to the Internal Revenue Service (“IRS”) of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(j)The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period (as defined in this Section 7).

(k)If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

Each Enfusion Party also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, including, but not limited to the new class of units of Enfusion LLC created by the Reclassification (as such term is defined in the Registration Statement, the Time of Sale Prospectus and the Prospectus in the section titled “Organizational Structure”) (the “Common Units”), whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (A) the conversion of any units of Enfusion LLC in connection with the Reorganization Transactions, (B) the issuance by the Company of Class A common stock and Class B common stock to the Pre-IPO Shareholders and Pre-IPO Common Unitholders (both such terms are defined in the Registration Statement, the Time of Sale Prospectus and the Prospectus in the section titled “About this Prospectus—Certain Definitions”) in connection with the Reorganization Transactions, (C) the Shares to be sold hereunder, (D) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, or the issuance of shares of Common Stock by the Company (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors or consultants of the Company pursuant to employee benefit plans in effect on the date hereof and described in the Time of Sale Prospectus and the Prospectus, (E) the filing by the Company of a registration statement on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan in effect on the date hereof and described in the Time of Sale Prospectus, (F) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period or (G) the sale or issuance of or entry into an agreement to sell or issue Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with one or more mergers; acquisitions of securities, businesses, property or other assets, products or technologies; joint ventures; commercial relationships or other strategic corporate transactions or alliances; provided that the aggregate amounts of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (on an as-converted, as-exercised or as-exchanged basis) that the Company may sell or issue or agree to sell or issue pursuant to this clause (G) shall not exceed 5% of the total number of shares of Common Stock of the Company issued and outstanding immediately following the completion of the transactions contemplated by this Agreement determined on a fully-diluted basis, and provided further that each recipient of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to this clause (G) shall execute a Lock-up Agreement with respect to the remaining portion of the Restricted Period.

If the Representatives, in their sole discretion, agree to release or waive the restrictions on the transfer of Shares set forth in a Lock-up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

8.Covenants of the Sellers. Each Seller, severally and not jointly, covenants with each Underwriter as follows; provided that the covenants in Sections 8(c) and (d) are only provided by HH ELL Investment LLC:

(a)Each Seller will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed IRS Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b)Each Seller will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and each Seller undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(c)All sums payable by the Sellers under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Sellers shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(d)All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where a Seller is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Seller shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

9.Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Enfusion Parties and the Selling Shareholders agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Enfusion Parties’ counsel, the Enfusion Parties’ accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided that the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to subsections (iii) and (iv) shall not exceed $40,000 in the aggregate), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Class A common stock and all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show (the remaining 50% of the cost of such aircraft, as well as any other travel and lodging expenses of the Underwriters in connection with the road show, to be paid by the Underwriters), (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10.Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the

Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11.Indemnity and Contribution. (a) The Enfusion Parties, jointly and severally agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication that arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (c) below.

(b) Each Selling Shareholder severally and not jointly, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or any written Testing-the-Waters Communication or that arise out of, or are based upon, by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (A) except in so far as such losses, claims, damages or liabilities that arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission based upon any Underwriter Information and (B) only to the extent such losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Selling Shareholder Information and, provided, further, that the aggregate liability of any Selling Shareholder pursuant to this subsection (b) and the contribution provisions of Section 11(f) below shall be limited to an amount equal to such Selling Shareholder’s net proceeds (after deducting underwriting discounts and commissions but before deducting any other expenses) from its sale of the Shares under this Agreement (with respect to each Selling Shareholder, the “Selling Shareholder Proceeds”).

(c)Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each Enfusion Party, the Selling Shareholders, the directors of each Enfusion Party, the officers of the Enfusion Parties who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only information furnished by any such Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the selling concession amount appearing in the third paragraph under the caption “Underwriters,” the information concerning sales to discretionary accounts appearing in the seventh paragraph under the caption “Underwriters,” and the information concerning stabilization and the over-allotment option in the twelfth paragraph under the caption “Underwriters.”

(d)In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonably incurred fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonably incurred fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statements to or admission of fault, culpability, or failure to act by or on behalf of any indemnified party.

(e)To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Enfusion Parties and Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Enfusion Party and Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Enfusion Parties and Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Enfusion Parties and Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Selling Shareholders’ obligations to contribute pursuant to this Section 11 are several. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph and the indemnity contained in Section 11(b) shall be limited to an amount equal to Selling Shareholder Proceeds.

(f)Each of the Enfusion Parties, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute an amount in excess of the amount by which the Selling Shareholder Proceeds exceed the amount of any damages that such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or allaged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g)The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Enfusion Parties and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Enfusion Parties, their officers or directors or any person controlling the Enfusion Parties and (iii) acceptance of and payment for any of the Shares.

12.Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Enfusion Parties, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Enfusion Parties shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13.Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, and the Enfusion Parties and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Enfusion Parties or the Selling Shareholders. In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Enfusion Party or Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Enfusion Party or Selling Shareholder shall be unable to perform its obligations under this Agreement (other than by reason of a default by the Underwriters or the occurrence of any of the events described in clauses (ii) (solely to the extent that such event is not caused by conduct of the Company), (iii), (iv) or (v) of Section 13, the Enfusion Parties and Selling Shareholders will reimburse the non-defaulting Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonably incurred fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14.Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Enfusion Parties and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)Each Enfusion Party and each Selling Shareholder acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, any of the Enfusion Parties, any of the Selling Shareholders or any other person, (ii) the Underwriters owe each Enfusion Party and each Selling Shareholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of each Enfusion Party and each Selling Shareholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. Each Enfusion Party and each Selling Shareholder waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c)Each Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

15.Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this Agreement.

17.Applicable Law. This Agreement, any claim, controversy or dispute arising under or related to this Agreement and any transaction contemplated by this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York.

18.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19.Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to each of the Representatives at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; if to the Enfusion Parties shall be delivered, mailed or sent to Enfusion, Inc., 125 South Clark Street, Suite 750, Chicago, IL 60603, Attention: Chief Executive Officer, with a copy (which copy shall not constitute notice) to Goodwin Procter LLP, 100 Northern Avenue, Boston, Massachusetts 02210, Attention: Gregg L. Katz. and if to the Selling Shareholders shall be delivered, mailed or sent to [•].

20.Submission to Jurisdiction; Submission to Jurisdiction; Appointment of Agents for Service. HH ELL Investment LLC irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). HH ELL Investment LLC irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that HH ELL Investment LLC has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, HH ELL Investment LLC irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

HH ELL Investment LLC hereby irrevocably appoints [•], with offices at [•] as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. HH ELL Investment LLC waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. HH ELL Investment LLC represents and warrants that such agent has agreed to act as the HH ELL Investment LLC’s agent for service of process, and HH ELL Investment LLC agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

21.Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of HH ELL Investment LLC with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, HH ELL Investment LLC agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to HH ELL Investment LLC an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

22.Taxes. If any sum payable by HH ELL Investment LLC under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.

[Signature page follows]

Very truly yours,
ENFUSION, INC.
By:
Name:
Title:

ENFUSION LTD. LLC.
By:
Name:
Title:

HH ELL INVESTMENT LLC
By:
Name:
Title:

FTV IV, L.P.
By:
Name:
Title:

Accepted as of the date hereof

Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	MORGAN STANLEY & CO. LLC
By:
Name:
Title:

By:	GOLDMAN SACHS & CO. LLC
By:
Name:
Title:

2

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
BofA Securities, Inc.
Credit Suisse Securities (USA) LLC
Piper Sandler & Co.
Stifel, Nicolaus & Company, Incorporated
William Blair & Company, L.L.C.
Loop Capital Markets LLC
Total:

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [•], 2021
2.	[Any free writing prospectuses]
3.	Pricing Information:

Firm Shares:	[ ]
Additional Shares:	[ ]
Public Offering Price:	[ ]

SCHEDULE III

Selling Shareholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold
HH ELL Investment LLC
FTV IV, L.P.
Total:	[•]	[•]

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

[•], 2021

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

as Representatives of the several Underwriters

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036
c/o	Goldman Sachs & Co. LLC 200 West Street New York, New York 10282

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Enfusion, Inc., a Delaware corporation (the “Company”) and Enfusion Ltd LLC (“Enfusion LLC”), providing for the initial public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of [•] shares (the “Shares”) of the Class A common stock (par value $0.001 per share) of the Company (the “Class A Common Stock” and together with the Class B common stock of the Company, par value $0.001 per share, the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days (including such 180th day) after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (including membership units of Enfusion LLC (the “Units”)) (collectively, the “Lock-up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Lock-up Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Lock-up Securities in the following transactions:

(a) transactions relating to shares of Common Stock or securities which may be issued upon exercise of stock options, restricted stock units or warrants (collectively, the “Other Securities”) acquired in the Public Offering or in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Common Stock or Other Securities acquired in the Public Offering or in such open market transactions,

(b) transfers of shares of the Lock-up Securities (i) as a bona fide gift (including any pledge or similar commitment to donate the Lock-up Securities and/or proceeds from the sale of the Lock-up Securities to be applied in their entirety to a charitable contribution), (ii) bona fide estate planning purposes; provided such transfer shall not involve a disposition for value, (iii) upon death or by will, testamentary document or intestate succession; provided such transfer shall not involve a disposition for value, (iv) to an immediate family member of the undersigned or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this letter agreement, “immediate family” shall mean any spouse or domestic partner and relationship by blood, current or former marriage or adoption, not more remote than first cousin); provided such transfer shall not involve a disposition for value, or (v) if the undersigned is a trust, to any beneficiary of the undersigned or the estate of any such beneficiary, provided such transfer shall not involve a disposition for value; and provided that each transferee in this clause (b) shall sign and deliver a lock-up agreement substantially in the form of this letter agreement,

(c) provided the undersigned is a corporation, partnership, limited liability company, trust or other business entity, distributions, transfers or dispositions of shares of the Lock-up Securities (i) directly or indirectly, to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by, advising or advised by, or under common control, management or advisement with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) as part of a distribution, transfer or disposition without consideration by the undersigned to its direct or indirect members or stockholders or any affiliate of the undersigned, or its current partners (general or limited), members, beneficiaries or other equity holders, or to the estates of any such stockholders, partners, beneficiaries or other equity holders; provided that (i) each transferee or distributee shall sign and deliver a lock-up agreement substantially in the form of this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period,

(d) the transfer of the Lock-up Securities that occurs by operation of law pursuant to a qualified domestic order in connection with a divorce settlement or other court order, provided that such transferee agrees to be bound in writing by the restrictions on transfer set forth herein,

(e) the transfer of shares of the Lock-up Securities in connection with a bona fide third-party tender offer, merger, consolidation or other similar transaction, that is approved by the Board of Directors of the Company, made to all holders of Common Stock involving a Change of Control (as defined below), provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-up Securities owned by the undersigned shall remain subject to the restrictions contained in this letter agreement. For the purposes of this clause (e), “Change of Control” means the transfer (whether by bona fide tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the Underwriters pursuant to the Public Offering), of shares the Lock-up Securities if, after such transfer, the stockholders of the Company immediately prior to such transfer do not own at least fifty percent (50%) of the outstanding voting power of the voting share capital of the Company (or the surviving entity),

(f) any transfer of shares of the Lock-up Securities to the Company pursuant to contractual arrangements under which the Company has, in connection with the termination of service of the undersigned, (A) the option to repurchase such Lock-up Securities, or (B) a right of first refusal with respect to such Lock-up Securities; provided that in the case of clauses (A) and (B) above, (1) such contractual arrangement is in effect on the date of the Prospectus; and (2) that no public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be voluntarily made during the Restricted Period within 30 days after the date the undersigned ceases to provide services to the Company, and after such 30th day, if the undersigned is required to file a report reporting a reduction in beneficial ownership of shares of Common Stock during the Restricted Period, such report or filing shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and no public filing, report or announcement shall be voluntarily made,

(g) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Lock-up Securities, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Lock-up Securities may be made under such plan during the Restricted Period, and

(h) (i) any sales of Class A Common Stock by the undersigned to the Underwriters pursuant to the Underwriting Agreement; (ii) any sales of Units by the undersigned to the Company or any of its subsidiaries with the net proceeds of the Public Offering as contemplated in the registration statement filed by the Company in connection with the Public Offering; or (iii) any conversion or exchange of Units for shares of Class A Common Stock (provided that, in the case of this clause (iii) such shares of Stock shall be subject to the provisions of this letter agreement).

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or Other Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company in writing of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this letter agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company and the Underwriters are relying upon this letter agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares or entry into this letter agreement and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering or entry into this letter agreement, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

In the event that a release is granted to an officer or director of the Company or any record or beneficial owner of more than 1% of the issued and outstanding share capital of the Company immediately after the completion of the Public Offering (calculated on an as-converted to Common Stock basis) (the “Triggering Shareholder”) relating to the lock-up restrictions set forth above, the same percentage of the undersigned’s Common Stock as the percentage of the Common Stock being released represent with respect to the Common Stock held by the Triggering Shareholder shall be immediately and fully released on the same terms from lock-up restrictions set forth herein. In the event that the undersigned is released from any of its obligations under this letter agreement or, by virtue of this letter agreement, becomes entitled to offer, sell, contract to sell, or otherwise dispose of any of the Common Stock prior to the termination of the Restricted Period, the Representatives shall use their commercially reasonably efforts to provide notification to the undersigned within three business days after the release, provided that the failure to give such notice shall not give rise to any claim or liability against the Representatives. Notwithstanding the foregoing, the provisions of this paragraph will not apply if the release is effected (A) solely to permit a transfer not involving a disposition for value or any transfer under clause (b) above, or (B) in the case of a natural person, due to circumstances of a bona fide emergency or hardship, as determined by the Representatives in their sole judgment. For purposes of determining record or beneficial ownership of a shareholder, all Common Stock held by investment funds affiliated with such shareholder shall be aggregated.

This letter agreement shall automatically terminate, and the undersigned will be released from all of his, her or its obligations hereunder, upon the earliest to occur, if any, of (a) the date that the Representatives, on one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (b) the date that the Company withdraws the registration statement related to the Public Offering, if withdrawn prior to the execution of the Underwriting Agreement, (c) if the Underwriting Agreement is executed but terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the shares of Common Stock to be sold thereunder, the date that the Underwriting Agreement is terminated, (d) November 30, 2021 if the Public Offering of the Shares has not been completed by such date or (e) the expiry of the Restricted Period.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

[signature page follows]

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:
(duly authorized signature)	(please print complete name of entity)
Name: (please print full name)	By: (duly authorized signature)
Name: (please print full name) Title: (please print full title)
Address:	Address:
E-mail:	E-mail:

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

_____________, 20__

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Enfusion, Inc. (the “Company”) of _____ shares of Class A common stock, $0.001 par value per share (the “Class A Common Stock”), of the Company and the lock-up agreement dated ____, 2021 (the “Lock-up Agreement”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ____, 20__, with respect to ____ shares of Class A Common Stock (the “Shares”).

Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Agreement, but only with respect to the Shares, effective _____, 20__; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Agreement shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto Morgan Stanley & Co. LLC
By:
Name:
Title:

Goldman Sachs & Co. LLC
By:
Name:
Title:

cc: Company

FORM OF PRESS RELEASE

Enfusion Inc.

[Date]

Enfusion, Inc. (the “Company”) announced today that Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, the joint book-running managers in the Company’s recent public sale of _____ shares of its Class A common stock is [waiving][releasing] a lock-up restriction with respect to ____ shares of the Company’s Class A common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on ____, 20__, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.